FOR IMMEDIATE RELEASE

CONTACT:

Randy Zane
Director, Corporate Communications
Ziff Davis Holdings Inc.
212-503-3535
randy_zane@ziffdavis.com

Derek Irwin
Chief Financial Officer
Ziff Davis Holdings Inc.
212-503-3460
derek_irwin@ziffdavis.com

Ziff Davis Announces Launch of New Senior Secured Floating Rate Notes Private Placement

NEW YORK, April 7, 2005 – Ziff Davis Holdings Inc., the ultimate parent company of Ziff Davis Media Inc. (“Ziff Davis Media”), announced today that Ziff Davis Media intends to privately place $205 million in aggregate principal amount of new senior secured floating rate notes due 2012. The offering is expected to be consummated in April 2005, subject to market and other customary conditions. There can be no assurances that the offering will be consummated.

The proceeds from the private placement are expected to be used by Ziff Davis Media to i) retire all of the outstanding indebtedness (including accrued interest) under its Amended and Restated Credit Agreement dated August 12, 2002, as amended, and ii) pay related fees and expenses, with the remaining balance to be available for general corporate purposes.

The notes will be sold only to qualified institutional buyers in reliance on Rule 144A, and outside the United States in compliance with Regulation S under the Securities Act of 1933, as amended. The proposed issuance of the new notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Ziff Davis Holdings Inc.
Ziff Davis Holdings Inc. is the ultimate parent company of Ziff Davis Media Inc. The Company is a leading integrated media company focusing on the technology and videogame markets. The Company is an information services and marketing solutions provider of technology media including publications, websites, conferences, events, eSeminars, eNewsletters, custom publishing, list rentals, research and market intelligence. In the United States, the Company publishes 9 magazines including PC Magazine, Sync, ExtremeTech, eWEEK, CIO Insight, Baseline, Electronic Gaming Monthly, Computer Gaming World and Official U.S. PlayStation Magazine. The Company exports the power of its brands internationally, with publications in 41 countries and 20 languages. Ziff Davis leverages its content on the Internet with 16 highly-targeted technology and gaming sites including pcmag.com, eweek.com, extremetech.com and 1up.com. The Company also produces highly-targeted b-to-b events through its Custom Conference Group and large-scale consumer technology events including DigitalLife. With its main headquarters and PC Magazine Labs based in New York, the Company also has offices and lab facilities in the San Francisco and Boston markets. Additional information is available at www.ziffdavis.com.

Forward-Looking Statements
Except for historical information contained herein, the statements made in this release, including plans to conduct the proposed issuance and to retire the outstanding balance under the Company’s Amended and Restated Credit Agreement, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Such risks and uncertainties include the potential deterioration of the economic climate in general or with respect to the markets in which we operate, risks associated with new business investments, acquisitions, competition and seasonality and the other risks discussed in our Annual Report on Form 10-K and our other filings made with the Securities and Exchange Commission (which are available from the Company or at http://www.sec.gov), which discussions are incorporated in this release by reference. These forward-looking statements speak only as of the date of this release. After the issuance of this release, the Company might come to believe that certain forward-looking statements contained in this release are no longer accurate. The Company shall not have any obligation to release publicly any corrections or revisions to any forward-looking statements contained in this release.

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